QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.5

September 15, 2005

Newkirk Realty Trust, Inc.
7 Bulfinch Place, Suite 500
Boston, Massachusetts 02114
Attention: Lara S. Johnson
Re: Consent

Dear Lara:

        In accordance with the terms of the Indemnification Agreement dated July 12, 2005, we hereby consent to the inclusion of our name under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-11 filed by Newkirk Realty Trust, Inc.

CB RICHARD ELLIS, INC.

By:

/s/ Elizabeth Champange Elizabeth Champange, MAI Senior Managing Director Valuation & Appraisal

QuickLinks

  Exhibit 23.5